Exhibit 10.2

EXECUTION VERSION

February 5, 2014

Green Mountain Coffee Roasters, Inc.

33 Coffee Lane

Waterbury, VT 05676

Attn: General Counsel

Facsimile: (802) 882-4400

Ladies and Gentlemen:

This letter agreement, dated as of February 5, 2014 (the “Letter Agreement”), is by and among the undersigned parties.

In order to induce Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Seller”), to enter into a Common Stock Purchase Agreement, dated as of February 5, 2014 (the “Agreement”), with Atlantic Industries, a company incorporated under the laws of the Cayman Islands (the “Purchaser”), The Coca-Cola Company, a Delaware corporation and the sole indirect shareholder of Purchaser (the “Purchaser’s Parent”), in consideration of the benefits to be derived by Purchaser’s Parent from the Agreement, hereby (i) acknowledges and agrees to be bound to the same extent as the Purchaser by the provisions set forth in Sections 5.1 (Public Disclosure), 5.2 (Confidentiality), 5.3 (Consents and Filings), 5.5 (Transfer Restrictions) and 5.6 (Standstill Restrictions) of the Agreement, subject to the terms and conditions of the Agreement, and (ii) unconditionally and irrevocably guarantees to the Seller the full and prompt payment and performance of the obligations of the Purchaser in accordance with the terms of the Agreement, regardless of any amendment, waiver or change to any term of the obligations under or in the Agreement, so long as such amendment, waiver or change shall have been agreed to by Purchaser’s Parent.  Purchaser’s Parent shall have the benefit of all the respective rights, defenses and benefits of the Purchaser under the Agreement.

This Letter Agreement shall be binding upon the parties and upon their respective successors and assigns and shall inure to the benefit of the parties and their respective successors and permitted assigns under the Agreement.  All questions concerning the construction, validity, enforcement and interpretation of this Letter Agreement will be governed by and construed and enforced in accordance with the internal procedural and substantive laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Nothing in this Letter Agreement, express or implied, is intended to confer on any Person other than the undersigned, the parties to the Agreement and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Letter Agreement.

Each party agrees that all legal proceedings concerning the construction, validity, enforcement and interpretation of this Letter Agreement (whether brought against a party to this Agreement or its respective Affiliates, directors, officers, stockholders, employees or agents) will be solely and exclusively subject to the jurisdiction (a) in the United States District Court for the State of Delaware and (b) in a state court of the State of Delaware located in the County of Wilmington. Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the foregoing courts for the adjudication of any dispute arising in connection with this Letter Agreement and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at its address as provided in Section 9.2 (Notices) of the Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof.  Nothing contained herein will be deemed to limit in any way any right to serve process in any other manner permitted by law.

Capitalized terms used but not defined in this Letter Agreement shall have the meaning given to such term in the Agreement.  This Letter Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

The parties agree that if any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy available at Law or in equity.

If the Agreement is terminated pursuant to its terms and conditions, all rights and obligations of the parties under this Letter Agreement will automatically end without any liability or obligation of any party or its Affiliates, except as provided in Section 8.2 (Effect of Termination) of the Agreement.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

THE COCA-COLA COMPANY

		By:	/s/ Gary P. Fayard
		Name:	Gary P. Fayard
		Title:	Executive Vice President and Chief Financial Officer

ATLANTIC INDUSTRIES

		By:	/s/ Gary P. Fayard
		Name:	Gary P. Fayard
		Title:	President and Chief Financial Officer

Accepted and agreed to as
of the date first above written:

GREEN MOUNTAIN COFFEE
ROASTERS, INC.

By:	/s/ Frances Rathke
Name:	Frances Rathke
Title:	CFO

[Signature Page to Letter Agreement]